MOUNT KNOWLEDGE
MASTER PRODUCT LICENSE AGREEMENT

This MASTER PRODUCT LICENSING AGREEMENT (the "Agreement") is entered into this 27th day of July, 2009, by and between Mount Knowledge, Inc., an Ontario Corporation governed under the laws of Canada and Erwin Sniedzins, an individual, both with a principal place of business at B-99, Sheppard Ave, West, Toronto, ON M2N 1M4, (hereinafter collectively referred to as "Licensor"), and Auror Capital Corp., a publicly-traded Nevada corporation with its principal place of business at 2466 West 12th Avenue, Vancouver, British Columbia Canada V6K 2P1, and/or its agents and assigns, including any subsidiary owned now or in the future (hereinafter referred to as "Licensee").

1. Term. This Agreement shall take effect on this 27th day of July, 2009 and remain in effect for ten (10) years. At the sole option of Licensee this Agreement may be extended for two additional five (5) year periods upon thirty (30) days written notice. This Agreement may be further extended upon mutual agreement between the parties.

2. Granting of Exclusive Licensing Rights. Licensee hereby agrees to license from Licensor the exclusive rights to the Mount Knowledge Intellectual Property (the "IP"), which Licensor either owns or controls, for the purpose of producing and marketing seminars, audio tapes, videotapes, documents and writings related to the IP and associated Mount Knowledge Learning Products (the "Products") developed from the IP. This license shall be an exclusive world-wide license. A list of current Products to which Licensee currently has the rights under the terms of this Agreement is attached as "Exhibit A." Additional works owned or controlled by Licensor shall be licensed to Licensee under the terms of this master license Agreement by executing individual "Intellectual Property License Orders" ("IP Orders") in the form of "Exhibit B." Specific IP Orders shall be signed and dated by the licensor of the intellectual property (Licensor) and by the licensee (Licensee or its subsidiaries) in order to be effective. The term of each IP Order shall be for the remainder of the term of this Agreement unless otherwise specified in writing. If at any time during the term of this Agreement, Licensor discovers or comes into the possession of any improvements or further inventions relating to Licensor's Products or in connection with the design, manufacture, use and sale of the same, Licensor shall furnish Licensee with information on such improvement or further inventions without any delay. Licensee may not grant any sub-license of the rights granted to it under this Article without the prior written approval of Licensor.

3. Rights to Use Likeness; Trademarks and Brand Name. Licensor hereby consent to the use of Licensor's name, likeness, identity, trademarks and trade symbols, for the purposes of fulfilling this Agreement and in connection with the promotion, advertising, distribution, financing, marketing and production of the Products or derivatives there from, and for general organizational promotional purposes. Licensor agrees to participate in the production of video recordings and/or audio recordings at the request of Licensee, consents to the use and reproduction by Licensee of such video and reproduction by Licensee of such video and audio recordings. Licensor releases Licensee from any and all liabilities arising from the use of Licensor's image.

4. Author's Warranty. Licensor each represent and warrant to Licensee that the work is original and that Sniedzins is the sole author and proprietor thereof, and has full power to enter into this Agreement, Licensor agree to indemnify and hold harmless Licensee against any damage or judgment, including court costs and attorneys' fees, which may be sustained or recovered

against Licensee by reason of the publication, marketing, or sale of any of the Products subject to this Agreement or arising from anything contained therein. Licensor also agree to reimburse Licensee for all expenses, including court costs, attorneys' fees, and amounts paid in settlement, sustained by Licensee in resisting any claim, demand, suit, action or proceeding asserted or instituted against Licensee as a result of the sale of any Product or by reason of anything contained therein.

5. Earned Royalties. In consideration of Licensing Rights granted by Licensor to Licensee, Licensee shall pay to Licensor or its/his agent as requested by Licensor in writing, a royalty of eight percent (8%) of all gross sales received by Licensee, adjusted for any direct costs of sales, commissions and/or franchise fees, if applicable, if such costs have not already been deducted or accounted for in the gross sales amounts, for Products licensed hereunder (the "Royalties"). No royalty shall be payable on copies furnished gratis (or "free") to Licensor or for review, returned products, destroyed products, products given away free for publicity, promotional purposes, or to introduce additional sales. Royalties shall be paid quarterly to Licensor. Licensee shall send a statement of royalties due and payable to Licensor, including, the applicable payment due Licensor, for the preceding three (3) month period together with full evidences which Licensor may require, to reach Licensor not later than thirty (30) days after the preceding three (3) month period.

6. Royalty Advancements. Licensor shall be entitled to receive advance funds offset against future Royalties for the purposes of Product modifications, upgrades, customization, etc as determined and mutually agreed to by Licensor and Licensee from time to time during the term of this Agreement.

7. Licensee's Obligations. Licensee undertakes to actively promote the Products in order to obtain a maximum sale worldwide of the licensed Products. Licensee agrees that it will not modify the Trademark or logos of Licensor and will not use the Trademark or logos of Licensor in such a way that it would cause harm to Licensor. Licensee agrees that it and/or its assigned manufacturer will not use IP or Marketing rights for any purpose other than those expressly contemplated under this Agreement. Licensee shall maintain the quality standard of the licensed Products. Licensee may not sell, distribute, or dispose of the licensed Product, whether of regular or inferior quality, at discounted price or otherwise without prior writer consent of Licensor.

8. Copyright. Licensee will, in all published versions of the Products, place a Copyright Notice in a form and place that complies with the requirement of the United States Copyright law, showing that the owner of the copyright rights in and to the Products is the Licensor and that said rights have been licensed to Licensee and/or its publishing subsidiary or subsidiaries. Such notice shall not be construed as in any way affecting or diminishing any of the rights granted to Licensee under this Agreement. Licensor shall execute and deliver to Licensee any documents necessary or desirable to evidence or effectuate the rights granted to Licensee under this Agreement. The "copyright laws" shall be construed to be those now or hereafter in force in the United States. Licensor agrees to register and maintain said copyright with the U.S. Copyright Office in accordance with directions provided by Licensee.

9. Marketing and Promotion. Licensee shall have the right to promote and advertise Products as it deems appropriate, subject to Licensor's prior written approval.

10. Derivative Work. Licensee reserves the exclusive right to publish audio and/or video derivations of any written publications licensed herein. The same terms and conditions as set

forth herein shall apply to each such audio and video derivations of the Products. Licensee shall have exclusive rights to create derivative works for promotional purposes. Licensee shall have sole copyright for any such derivative works created by Licensee. Licensor acknowledge that Licensee is in the sales and marketing and publication business related to educational based products and services and will continue to market products similar to those licensed herein.

11. Promotional Materials. Licensee shall own any and all promotional materials created by Licensee to sell the Products including titles, packaging design, and marketing materials. Upon termination of the Agreement, all rights of ownership of said promotional materials shall revert to the Licensor. All copyrighted materials owned by Licensor included in the Products shall remain the property of Licensor.

12. Examination of Books. The Licensor shall have the right to inspect and audit all account records of the Licensee pertaining to the sales of the Products and payments of royalties made hereunder through a chartered accountant appointed by the Licensor. The audit should take place at the headquarters of Licensee within thirty (30) days written notice at a time convenient to Licensee. The auditor should have access to all material necessary to verify the costs (e.g. copies of manufacturing, sales, and distribution invoices, marketing and advertisement campaigns, etc). The costs for such inspection and audit shall be borne by the Licensor, however if the audit shall determine a discrepancy of more than five (5%) between the royalty amount as verified by the auditor and royalty reported by Licensee the costs for such audit shall be borne by the Licensee.

13. Confidentiality. The parties mutually promise to treat the information received from the other as confidential, whether it is written, as computer files, video tapes, or else, and the trade secrets, know-how and other knowledge developed during the operations under this Agreement. Such knowledge and information shall serve exclusively for the party's own use within this Agreement. The parties shall subject their employees, subcontractors and other co-operating parties to corresponding obligations; providing such information to third parties in any case requires written approval by the other party. In the case of a violation of the obligations of this Agreement the party disclosing information has the burden of proof that specific information has been known to him before receiving it from the other party or that such information has been disclosed later with no fault on his part.

14. Infringement of Copyright. If during the existence of this Agreement the copyright shall be infringed or a claim for unfair competition shall arise from the unauthorized use of the Products or any part thereof, but not limited to, the format thereof of the characters or situations contained herein, and if the parties proceed jointly, the expenses and recoveries, if any, shall be shares equally, and if they do not proceed jointly, either party shall have the right to prosecute such action, and such party shall bear the expenses thereof, and any recoveries shall belong to such party. If such party shall not hold the record title of the copyright, the other party hereby consents that the action be brought in its or his name. Licensee shall not be liable to Licensor for failure to take such legal action.

15. Non-Compete.

15.1 So long as the Licensor nor Licensee are not in breach of this Agreement and for so as long as the payments are current under the provisions of Section 5 and for a period of two (2) years following the termination of this agreement or expiration thereof, whichever should last occur, the neither Licensor nor Licensee will not directly or indirectly worldwide:

15.1.1 solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any customers or accounts of the each other's companies or affiliates that were customers or accounts during the term of or prior to this Agreement;

15.1.2 recruit, solicit or induce, or attempt to induce, any employee or employees of each other's companies or its affiliates to terminate their employment with, or otherwise cease their relationship with, the each other's companies or its affiliates; and

15.1.3 enter into any other arrangement, contract or agreement with any entity or individually for the purposes of licensing or sub-licensing the IP and/or Products, including, but not limited to, the manufacturing, marketing and sales and promotions of any and all Products derived from the IP of the Products without the prior mutual written consent of the other.

15.2 The parties agree that the relevant public policy aspects of covenants not to compete have been discussed, and that every effort has been made to limit the restrictions placed upon each other to those that are reasonable and necessary to protect each other's legitimate interests.

15.3 If any restriction set forth in this Section 15 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities and/or geographic area as to which it may be enforceable.

15.4 The restrictions contained in this Section 15 are necessary for the protection of the business and goodwill of each other's respective companies and/or its affiliates and are considered by both parties to be reasonable for such purposes. Both parties agree that its material breach of this Section 15 will cause each other's respective companies and/or its affiliates to suffer substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the effected company shall have the right to seek specific performance and injunctive relief. The effected company may obtain a preliminary injunction from the Court of Competent jurisdiction without notice to the other and without making a bond or other surety. In any such matter the prevailing party shall be entitled to receive reasonable attorney fees and court costs, both at trial and appeal.

15.5 An affiliate is defined as a person who directly or indirectly, through one or more intermediaries, controls or is controlled by, or under common control with a specified person.

15.6 Both parties understand that each respective company, in its normal course of business, provides media related services and receives compensation from one or more companies other than from one another.

16. Jurisdiction. This Agreement shall be governed by the laws of the State of Nevada.

17. Defaults. If either party hereto continues in default of any obligation imposed on it herein for more than thirty (30) days after written notice has been dispatched by registered mail by the other party requesting the party in default to remedy such default, the other party may

terminate this Agreement by registered mail to the first party and this Agreement shall terminate on the date of such notice. In the event of bankruptcy, receivership, insolvency or assignment for the benefit of creditors of either party hereto, the other party may terminate this Agreement effective immediately by giving the first party written notice to that effect.

18. Disputes. Any dispute between the parties arising out of this Agreement which cannot be amicably settled shall be referred to arbitration upon written notice by either party to the other. The arbitration shall be governed by the laws of the State of Nevada. Said arbitration is to be held in Clark County, Nevada. Any award rendered in arbitration shall be binding and conclusive upon the parties and shall not be subject to appeals or retrying by the court.

19. Attorney Fees. In the event this Agreement is placed in the hands of an attorney due to a default in the payment or performance of any of its terms, the defaulting party shall pay, immediately upon demand, the other party's reasonable attorney fees, collection costs, costs of either litigation, mediation, or arbitration (whichever is appropriate), whether or not a suit or action is filed, and any other fees or expenses reasonably incurred by the none-defaulting party.

20. Force Majeure. Neither party shall be liable to the other party for nonperformance or delay in performance of any of its obligation except payment of money under this Agreement due to causes reasonably beyond its control including fire, flood, strikes, labor troubles or other industrial disturbances, unavoidable accidents, governmental regulations, riots, and insurrections. Upon the occurrence of such a force majeure condition the affected party shall immediately notify the other party with as much details as possible and shall promptly inform the other party of any further developments. Immediately after the cause is removed, the affected party shall perform such obligations with all due speed.

21. FINAL AGREEMENT.

This Agreement is the entire, final and complete agreement of the parties and supersedes all written and oral agreements heretofore made or existing by and between the parties or their representatives. No modification hereof shall be of any force or effect unless reduced to writing and signed by the parties claimed to be bound thereby and no modification shall be effected by the acknowledgement or acceptance of any order containing different conditions.

IN WITNESS WHEREOF the parties hereto have executed and duly witnessed this Agreement as of the day and year written below.

LICENSOR

MOUNT KNOWLEDGE, INC.,
An Ontario, Canada Corporation.

By: ______________________
Erwin Sniedzins

Its: President

Dated: July 27, 2009

AND,

ERWIN SNIEDZINS

By: ______________________
Erwin Sniedzins,
Individually

Dated: JULY 27, 2009

LICENSEE

AUROR CAPITAL CORP.,
A publicly-traded Nevada Corporation

By: ______________________ July 27th 2009
Ian McBean

Its: President / CEO

EXHIBIT A

A list of current products to which Licensor currently has the rights to and is licensing to Licensee:

I. The product is patented as "Real Time Learning and Self Improvement Educational System and Method" and is marketed as the "Knowledge Generator" and "Complete English Real Time Intelligent Self Learning System."

EXHIBIT B

LICENSE ORDER

EFFECTIVE DATE:

EXECUTION DATE:

LICENSOR:

LICENSEE:

ENDING DATE:

PRODUCTS:

PUBLICATIONS, VIDEO & AUDIO TAPES:

LICENSOR

LICENSOR

MOUNT KNOWLEDGE, INC.;
An Ontario, Canada Corporation

By: ______________________
Erwin Sniedzins

Its: President

Dated: JULY 27TH 2009

AND,

ERWIN SNIEDZINS

By: ______________________
Erwin Sniedzins,
Individually

Dated: JULY 27TH 2009

LICENSEE

AUROR CAPITAL CORP.,
A publicly-traded Nevada Corporation

By: ______________________ July 27th 2009
Ian McBean

Its: President / CEO